UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2024

TSR, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38838	13-2635899
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

400 Oser Avenue, Suite 150
Hauppauge, NY	11788
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: 631-231-0333

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Name of each exchange on which
Title of each class	Trading Symbol(s)	registered
Common Stock, $0.01 Par Value Per Share	TSRI	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Merger Agreement

On May 15, 2024, Vienna Parent Corporation, an Indiana corporation (“Parent”), Vienna Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), and TSR, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”). The Merger Agreement provides that, subject to the terms of the Merger Agreement, Merger Sub will commence a cash tender offer (the “Offer”) to purchase all of the outstanding shares of common stock, par value $0.01 per share (the “Shares”), of the Company at a price of $13.40 per share (the “Offer Price”), net to the seller in cash, without interest, subject to any applicable withholding taxes and on the terms and subject to the conditions set forth in the Merger Agreement.

Consummation of the Offer is subject to the satisfaction or waiver of various conditions set forth in the Merger Agreement, including (a) there shall have been validly tendered in the Offer (and not properly withdrawn) prior to the expiration of the Offer that number of Shares (excluding Shares tendered pursuant to guaranteed delivery procedures that have not yet been “received” by the “depository,” as such terms are defined by Section 251(h) of the General Corporation Law of the State of Delaware (the “DGCL”)) that, when added to the Shares then owned by Parent, Merger Sub or any subsidiary of Parent, would represent at least a majority of the Shares outstanding as of immediately following the consummation of the Offer, (b) the accuracy of the Company’s representations and warranties contained in the Merger Agreement (except, generally, for any inaccuracies that have not had a Company Material Adverse Effect (as defined in the Merger Agreement)), (c) the Company’s performance in all material respects of its obligations under the Merger Agreement, and (d) the other conditions set forth in Exhibit A to the Merger Agreement. The consummation of the Offer and Merger are not subject to regulatory or financing conditions.

Parent has obtained a binding debt commitment letter from First Merchants Bank (the “Lender”) for the purpose of financing, in part, the payments required by it to consummate the Offer and the Merger (as defined below), and has delivered a copy of such commitment letter to the Board (as defined below). The Lender has agreed to provide Parent with debt financing in an aggregate principal amount of up to $24 million in credit facilities, on the terms set forth in the commitment letter. The obligations of the Lender to provide such financing under the commitment letter are subject to customary terms and conditions. The Merger Agreement provides that Parent will use its reasonable best efforts to arrange or obtain the financing on a timely basis following the date of the Merger Agreement. In certain cases, Parent may extend the expiration date of the Offer as may be reasonably necessary to negotiate and enter into definitive financing agreement and consummate the financing, or to seek and obtain alternative financing if necessary, up to August 15, 2024.

The Merger Agreement provides that Merger Sub will commence the Offer no later than 10 business days after the date of the Merger Agreement. The Offer will expire at one minute following 11:59 p.m., Eastern time, on the date that is 20 business days after the commencement date of the Offer, unless extended in accordance with the terms of the Offer and the Merger Agreement and the applicable rules and regulations of the U.S. Securities and Exchange Commission (the “SEC”).

Following consummation of the Offer, Merger Sub will merge with and into the Company, with the Company surviving as a wholly owned subsidiary of Parent (the “Merger”). In the Merger, each Share issued and outstanding immediately prior to the effective time of the Merger (the “Effective Time”) that is not tendered and accepted pursuant to the Offer (other than the Shares owned by the Company or any subsidiary of the Company, Shares held by Parent, Merger Sub or any other subsidiary of Parent, and Shares as to which appraisal rights have been perfected in accordance with applicable law) will be canceled and converted into the right to receive the Offer Price in cash and without interest, less any applicable tax withholding. At the Effective Time, each outstanding Unvested Stock Award (as defined in the Merger Agreement) of the Company will be canceled and converted into the right to receive, for each Share underlying such Unvested Stock Award, an amount in cash without interest equal to the Offer Price, less any applicable tax withholding.

The board of directors of the Company (the “Board”) has unanimously (i) determined that the Offer, the Merger, the Merger Agreement and the other transactions contemplated by the Merger Agreement (collectively, the “Transactions”) are fair to, and in the best interests of, the Company and the stockholders of the Company, (ii) approved and declared advisable the Merger, the execution, delivery and performance by the Company of the Merger Agreement and the consummation of the Transactions, (iii) resolved that the Merger Agreement and the Merger will be governed by Section 251(h) of the DGCL and that the Merger will be consummated as soon as practicable following the consummation of the Offer without a stockholders’ meeting and (iv) resolved, subject to the terms and conditions of the Merger Agreement, to recommend that all stockholders of the Company accept the Offer and tender their Shares pursuant to the Offer.

The Merger Agreement contains customary representations and warranties by Parent, Merger Sub and the Company. The Merger Agreement also contains customary covenants and agreements, including with respect to the operations of the business of the Company between signing and closing and other matters.

The Merger Agreement contains customary non-solicitation restrictions prohibiting the Company’s solicitation of alternative business combination transactions and restricts the Company’s ability to furnish non-public information to, or participate in any discussions or negotiations with, any third party with respect to any such transaction, subject to customary exceptions in the event of an acquisition proposal that was not solicited in material violation of these restrictions and that the Board determines constitutes or could reasonably be expected to lead to a Superior Company Proposal (as defined in the Merger Agreement).

The Merger Agreement contains termination rights for each of Parent, Merger Sub and the Company including by either Parent or the Company if the Offer Closing Time (as defined in the Merger Agreement) shall not have occurred on or before August 15, 2024, or by the Company to enter into an alternative transaction that constitutes a Superior Company Proposal, and further provides that, upon termination of the Merger Agreement under specified circumstances, the Company may be required to pay Parent a termination fee of $1,250,000. The Merger Agreement also includes a reverse termination fee of $6,000,000, payable to the Company if (i) the Company terminates the Merger Agreement because Parent is unable or fails to obtain financing in an amount sufficient to fund the Transactions by August 15, 2024; (ii) the Company terminates the Merger Agreement because the Offer period (as may be extended by Parent per the above up to August 15, 2024) expires and the Offer is not closed within 5 business days of expiration; or (iii) Parent or the Company terminate the Merger Agreement because the Offer has not closed by August 15, 2024, and the reverse termination fee would have been payable if the Company had terminated the Merger Agreement under clause (i) or (ii) above.

A copy of the Merger Agreement is attached hereto as Exhibit 2.1 and is incorporated herein by reference. The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement. The Merger Agreement has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company, Merger Sub or Parent. In particular, the assertions embodied in the representations and warranties contained in the Merger Agreement are qualified by information in confidential disclosure schedules provided by the parties thereto in connection with the signing of the Merger Agreement. These disclosure schedules include information that modifies, qualifies and creates exceptions to the representations, warranties and covenants set forth in the Merger Agreement. Moreover, the representations and warranties in the Merger Agreement were used for the purpose of allocating risk between the Company, Merger Sub and Parent, rather than establishing matters of fact. Accordingly, the representations and warranties in the Merger Agreement may not constitute the actual state of facts about the Company, Merger Sub or Parent.

Tender and Support Agreements

On May 15, 2024, in connection with the Merger Agreement, Parent and Merger Sub entered into a Tender and Support Agreement (together, the “Tender and Support Agreements”) with each of (i) Robert Fitzgerald and QAR Industries, Inc., and (ii) Zeff Capital, L.P. (collectively, the “Supporting Stockholders”), in each case, in his or its capacity as a stockholder of the Company and who, collectively, beneficially own approximately 45.55% of the outstanding Shares. The Tender and Support Agreements provide, among other things, that each of the Supporting Stockholders will tender all of the Shares held by such Supporting Stockholder, as applicable, in the Offer.

The Tender and Support Agreements have been included to provide information regarding their terms. It is not intended to modify or supplement any factual disclosures about the applicable Supporting Stockholder or the Company, Parent or Merger Sub in any public reports filed with the SEC by the Company, Parent or Merger Sub.

The foregoing description of the Tender and Support Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of each of the Tender and Support Agreements, which are attached hereto as Exhibits 99.1 and 99.2, respectively, and are incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Salerno Employment Agreement and Syed Employment Agreement

On May 15, 2024, the Company entered into employment agreements, effective as of the Merger Closing Date, as defined in the Merger Agreement, with each of Thomas Salerno, President and CEO of the Company, and Mohammed Shah Syed, the Company’s Director of Recruiting (respectively, the “Salerno Employment Agreement” and the “Syed Employment Agreement” and, collectively, the “New Employment Agreements”). The Syed Employment Agreement replaces in its entirety the Employment Agreement between the Company and Mr. Syed dated January 1, 2023, and subsequently amended by the Addendum to Employment Agreement effective August 1, 2023 (as so amended, the “Prior Syed Employment Agreement”). The Salerno Employment Agreement replaces in its entirety the Employment Agreement between the Company and Mr. Salerno effective November 2, 2020, and subsequently amended by the Addendum to Employment Agreement effective November 3, 2023 (as so amended, the “Prior Salerno Employment Agreement”).

The Salerno Employment Agreement provides for annualized base salary in the amount of $395,000. In addition to base salary, the Salerno Employment Agreement provides that Mr. Salerno will be eligible to receive an annual cash bonus for fiscal year 2025 and for each subsequent fiscal year during the term of employment in an amount up to forty-five percent (45%) of Mr. Salerno’s base salary. The Salerno Employment Agreement further provides that the Company will pay Mr. Salerno a cash bonus in an amount up to forty-five percent (45%) of Mr. Salerno’s base salary that remains unpaid as of the Salerno Employment Agreement effective date, which is the annual bonus that Mr. Salerno was eligible to receive under the terms of the Prior Salerno Employment Agreement for the fiscal year ending May 31, 2024, and which the Company will pay in a lump sum no later than thirty (30) days following the Salerno Employment Agreement effective date. The Salerno Employment Agreement further provides that Mr. Salerno will be eligible to participate in a management incentive plan, the terms of which the Company will establish no later than sixty (60) days following the Salerno Employment Agreement effective date.

The Salerno Employment Agreement provides for an initial term of three (3) years, which automatically renews for successive renewal terms of one (1) year each unless either party gives notice of non-renewal to the other party at least sixty (60) days prior to the expiration of the initial term or the then-current renewal term.

The Syed Employment Agreement provides that, following the effective date of the Syed Employment Agreement, Mr. Syed will hold the position of Managing Director of the Company. The Syed Employment Agreement provides for an initial term of three (3) years, which automatically renews for successive renewal terms of one (1) year each unless either party gives notice of non-renewal to the other party at least sixty (60) days prior to the expiration of the initial term or the then-current renewal term.

The Syed Employment Agreement provides for annualized base salary in the amount of $325,000. In addition to base salary, the Syed Employment Agreement provides that Mr. Syed will be eligible to receive an annual cash bonus for fiscal year 2025 and for each subsequent fiscal year during the term of employment in an amount up to twenty-five percent (25%) of Mr. Syed’s base salary. The Syed Employment Agreement further provides that the Company will pay Mr. Syed a cash bonus in an amount up to twenty-five percent (25%) of Mr. Syed base salary that remains unpaid as of the Syed Employment Agreement effective date, which is the annual bonus that Mr. Syed was eligible to receive under the terms of the Prior Syed Employment Agreement for the fiscal year ending May 31, 2024, and which the Company will pay in a lump sum within thirty (30) days following the Syed Employment Agreement effective date. The Syed Employment Agreement further provides that Mr. Syed will be eligible to participate in a management incentive plan, the terms of which the Company will establish no later than sixty (60) days following the Syed Employment Agreement effective date.

Each of the New Employment Agreements provides that the applicable executive will (a) be entitled to continue to participate in any retirement, group health, dental, vision, life insurance, short term disability, and other employee benefit plans generally available to similarly situated Company employees; (b) receive a monthly payment toward costs associated with such executive’s personal vehicle and cellular device, and (c) be entitled to four (4) weeks of paid vacation and five (5) days for sick leave or personal use each year.

Each of the New Employment Agreements provides that, in the event that either (a) the Company terminates the executive’s employment without “Cause,” or (b) the executive terminates his employment due to the Company’s failure to timely cure a material breach of the New Employment Agreement, the executive will be entitled to receive the following: (i) severance in the form of continued payment of the executive’s base salary for a period of twelve (12) months; and (ii) continued group health benefits for the executive and his dependents at the same level of coverage and at the same cost to the executive as if he had remained employed by the Company until the earlier of twelve (12) months following the date of termination, or the date on which the executive ceases to be eligible for continuation coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985. In addition to the foregoing benefits, the Company will also pay the executive the Termination Entitlements (as defined and described below). With the exception of the Termination Entitlements, the Company’s obligation to pay the foregoing benefits is subject to the executive’s execution and non-revocation of a release of claims in a form acceptable to the Company.

Each of the New Employment Agreements provides that, in the event that either (a) the Company terminates the executive’s employment for “Cause,” (b) the executive voluntarily resigns from his employment, or (c) the executive’s employment terminates as a result of his death or disability, the Company’s sole obligation to the executive shall be: (i) payment of the executive’s earned but unpaid base salary through the termination date; (ii) payment of any unreimbursed business expenses properly incurred by the executive, and (iii) any other obligations owed under the Company’s benefit plans in accordance with their terms (collectively, the “Termination Entitlements”).

Each of the New Employment Agreements defines “Cause” as (a) any act constituting fraud, embezzlement or theft; (b) willful misconduct or gross negligence materially damaging to the Company, its reputation, products, services or customers; (c) willful failure or refusal to undertake good faith efforts to perform duties to the Company (other than any such failure resulting from incapacity due to physical or mental impairment); (d) knowing and intentional violation of any law or regulation; or (e) knowingly and intentionally making an unauthorized disclosure of any trade secret or confidential information of the Company or a parent or subsidiary. In each case, the executive’s employment can be terminated “For Cause” following the Company’s written notice of the conduct constituting Cause and the executive’s failure to cure such conduct, if capable of cure, within thirty (30) days following receipt of such written notice.

Each of the New Employment Agreements sets forth the executive’s covenants against: disclosure of the Company’s confidential information; competition with the Company for a period of one (1) year following the termination date; and solicitation of employees, independent contractors, customers, suppliers, and other business relations of the Company for one (1) year following the termination date.

Additional Information and Where to Find It; Participants in the Solicitation

The tender offer described in this communication has not yet commenced. This communication is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell any securities, nor is it a substitute for the tender offer materials that Vienna Parent Corporation and Vienna Acquisition Corporation (collectively, the “Vienna Filings Persons”) will file with the United States Securities and Exchange Commission (the “SEC”) upon commencement of the tender offer. A solicitation and offer to buy outstanding shares of TSR, Inc. (the “Company”) will only be made pursuant to the tender offer materials that the Vienna Filing Persons intend to file with the SEC. BCforward itself is not a party to the Merger Agreement, nor is it involved in any part of the tender offer. At the time the tender offer is commenced, the Vienna Filing Persons will file tender offer materials on Schedule TO, and TSR will file a Solicitation/Recommendation Statement on Schedule 14D-9 with the SEC with respect to the tender offer. THE OFFER MATERIALS (INCLUDING AN OFFER TO PURCHASE, A RELATED LETTER OF TRANSMITTAL AND CERTAIN OTHER TENDER OFFER DOCUMENTS) AND THE SOLICITATION/RECOMMENDATION STATEMENT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES THERETO. INVESTORS AND STOCKHOLDERS OF TSR ARE URGED TO READ THESE DOCUMENTS CAREFULLY WHEN THEY BECOME AVAILABLE (AND EACH AS IT MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME) BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION THAT INVESTORS AND STOCKHOLDERS OF TSR SHOULD CONSIDER BEFORE MAKING ANY DECISION REGARDING TENDERING THEIR SHARES OF COMMON STOCK IN THE TENDER OFFER. The tender offer materials (including the Offer to Purchase and the related Letter of Transmittal), as well as the Solicitation/Recommendation Statement, will be made available to all stockholders of TSR at no expense to them on the SEC’s website at www.sec.gov and (once they become available) will be mailed to the stockholders of TSR free of charge. Free copies of these materials and certain other offering documents will be made available by TSR by mail to TSR, Inc., 400 Oser Avenue, Suite 150, Hauppauge, NY 11788, Attention: Investor Relations, by email at info@tsrconsulting.com, or by directing requests for such materials to the information agent for the tender offer, which will be named in the tender offer materials. In addition to the Offer to Purchase, the related Letter of Transmittal and certain other tender offer documents, as well as the Solicitation/Recommendation Statement, TSR files annual, quarterly, and current reports, proxy statements and other information with the SEC. You may read any reports, statements or other information filed by the Vienna Filing Persons and TSR with the SEC for free on the SEC’s website at www.sec.gov.

Forward-Looking Statements

This communication contains forward-looking statements related to TSR, the Vienna Filing Persons, BCforward, and the proposed transaction that involve substantial risks and uncertainties. Forward-looking statements include any statements containing the words “anticipate,” “believe,” “estimate,” “expect,” “intend”, “goal,” “may”, “might,” “plan,” “predict,” “project,” “seek,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue” and similar expressions. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. In this communication, TSR’s forward-looking statements include statements about the parties’ ability to satisfy the conditions to the consummation of the tender offer and the other conditions to the consummation of the proposed transaction; statements about the expected timetable for completing the proposed transaction; TSR’s plans, objectives, expectations and intentions; the financial condition, results of operations and business of TSR, the Vienna Filing Persons and BCforward; and the anticipated timing of the closing of the proposed transaction.

Forward-looking statements are subject to certain risks, uncertainties or other factors that are difficult to predict and could cause actual events or results to differ materially from those indicated in any such statements due to a number of risks and uncertainties. Those risks and uncertainties that could cause the actual results to differ from expectations contemplated by forward-looking statements include, among other things: uncertainties as to the timing of the tender offer and the merger; uncertainties as to how many of TSR’s stockholders will tender their shares in the tender offer; the possibility that the Vienna Filing Persons will not be able to obtain the financing necessary to fund the transaction; the possibility that competing offers will be made; the possibility that various closing conditions for the proposed transaction may not be satisfied or waived; the effects of the proposed transaction on relationships with employees, other business partners or governmental entities; the impact of competitive services and pricing; other business effects, including the effects of industry, economic or political conditions outside of the companies’ control; transaction costs; actual or contingent liabilities; and other risks listed under the heading “Risk Factors” in TSR’s periodic reports filed with the U.S. Securities and Exchange Commission, including current reports on Form 8-K, quarterly reports on Form 10-Q, annual reports on Form 10-K, as well as the Schedule 14D-9 to be filed by TSR and the Schedule TO and related tender offer documents to be filed by the Vienna Filing Persons. You should not place undue reliance on these statements. All forward-looking statements are based on information currently available to TSR and the Vienna Filing Persons, and TSR and the Vienna Filing Persons disclaim any obligation to update the information contained in this communication as new information becomes available.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of May 15, 2024, by and among Vienna Parent Corporation, Vienna Acquisition Corporation and TSR, Inc.*
99.1	Tender and Support Agreement, dated as of May 15, 2024, by and among Vienna Parent Corporation, Vienna Acquisition Corporation, Robert Fitzgerald and QAR Industries, Inc.
99.2	Tender and Support Agreement, dated as of May 15, 2024, by and among Vienna Parent Corporation, Vienna Acquisition Corporation and Zeff Capital, L.P.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Schedules and similar attachments have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule will be furnished supplementally to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TSR, INC.

Date: May 17, 2024	By:	/s/ Thomas Salerno
	Name:	Thomas Salerno
	Title:	Chief Executive Officer, President and Treasurer